UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 14, 2005

GARTNER, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14443	04-3099750

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 10212
56 Top Gallant Road
Stamford, CT 06902-7747
(Address of Principal Executive Offices, including Zip Code)

(203) 316-1111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 14, 2005, the Compensation Committee of the Board of Directors of Gartner, Inc. (“Gartner”) set 2005 annual base salaries for Eugene A. Hall, Alister Christopher, Michael McCarty, Robert C. Patton and Clive Taylor, each of whom is a Gartner named executive officer for 2004, at $650,000, £180,000, $350,000, $450,000 and £188,000, respectively.

The Compensation Committee also approved the Gartner 2005 Corporate Bonus Plan (the “Bonus Plan”) and established aggregate annualized target bonus amounts that may be earned for fiscal year 2005 under the Bonus Plan by Messrs. Hall, Christopher, McCarty, Patton and Taylor of $650,000, £108,000 $210,000, $360,000 and £94,000, respectively. The total target bonus pool approved for all of Gartner’s executive officers was $2,242,000 and £310,000. The 2005 bonus awards for these executives are annual bonuses. The establishment of the 2005 bonus awards involved setting the target amounts of such bonuses and certain of the goals upon which such bonuses will be paid. 2005 bonuses will be paid based on the achievement of certain company-wide goals. The actual bonus payments under such awards may be less than or greater than the target amounts depending on whether and the extent to which the goals upon which such bonuses are based are achieved. The goals for these 2005 bonus awards generally will be based on the following performance criteria: EBITDA, Core Research Contract Value and Total Sales Bookings.

The Compensation Committee also approved a revised Executive Benefits Program (the “Program”) which covers all U.S. based executive officers. The Program provides that upon termination without cause, each of Gartner’s executive officers will be entitled to receive: (a) 12 months base salary then in effect; (b) at Gartner’s cost, group health benefits pursuant to Gartner’s standard programs for the executive, the executive’s spouse and any children for one year after the termination date; and (c) 90 days following the termination to exercise all options vested as of the termination date. In the event of a change of control of Gartner and the executive is terminated without cause within 12 months after the change in control, all of the executive’s outstanding equity awards issued subsequent to the adoption of the Program will immediately vest and the executive will have 12 months to exercise his or her awards. Additionally, the program provides for an annual physical examination and an annual lump sum payment of $15,000 per year in lieu of any other perquisites to be provided by Gartner. The lump sum payment and other benefits are grossed up so as to be tax neutral to the executive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gartner, Inc.

Date: April 20, 2005	By:	/s/ Christopher Lafond

Christopher Lafond Executive Vice President, Chief Financial Officer